Exhibit 99.1

Datacentrex Reports Second Quarter 2026 Financial Results;

Ends Quarter with $51.9 Million in Cash and No Debt

●	Revenue of $1.9 million and positive gross profit despite higher power costs and challenging digital asset market conditions

●	GAAP net loss of $5.5 million; Net Cash Burn of approximately $61,000, an improvement of approximately 88% from the first quarter of 2026

●	Cash and digital assets totaled approximately $57.9 million as of June 30, 2026

August 12, 2026 – Datacentrex, Inc. (“Datacentrex” or the “Company”) (Nasdaq: DTCX), a diversified technology-driven enterprise operating a digital asset mining business, today reported financial results for the second quarter ended June 30, 2026.

“Second-quarter results reflected a challenging operating environment, particularly higher power costs and continued volatility in digital asset markets, which affected gross margin and reported earnings,” said Parker Scott, Chief Executive Officer of Datacentrex. “Despite these pressures, our mining operations remained gross-profit positive, and our Adjusted EBITDA loss improved sequentially to approximately $1.3 million from approximately $1.7 million in the first quarter. Excluding non-cash losses on digital assets, and after $597,000 of net interest income, our Net Cash Burn for the quarter was approximately $61,000, or nearly breakeven, compared with approximately $496,000 in the first quarter of 2026.”

“We ended June with $51.9 million in cash, approximately $6.0 million in digital assets and no debt,” Scott continued. “This liquidity allows us to remain patient and disciplined as we evaluate opportunities to improve fleet economics, expand our compute capacity and deploy capital across the digital infrastructure landscape. Our priority is to pursue opportunities that we believe offer attractive risk-adjusted returns and can create durable value for our stockholders.”

Second Quarter 2026 Financial Highlights (unaudited)

●	Revenue was approximately $1.9 million, compared with approximately $1.9 million in the second quarter of 2025.

●	Net Cash Burn, a non-GAAP measure presented for the first time this quarter, was approximately $61,000, compared with approximately $496,000 in the first quarter of 2026 and net cash generation of approximately $561,000 in the second quarter of 2025. Net Cash Burn excludes approximately $1.3 million of net realized and unrealized losses on digital assets and is presented after approximately $597,000 of net interest income. See the reconciliation table below.

●	Gross profit was approximately $205,000, representing a gross margin of 10.7%, compared with approximately $931,000 and a gross margin of 48.2% in the prior-year period. The reduction primarily reflected increased power rates for the Company’s deployed mining fleet.

●	Total operating expenses were approximately $5.0 million, compared with approximately $2.4 million in the prior-year period. Second-quarter 2026 operating expenses included approximately $3.3 million of depreciation and amortization, approximately $851,000 of stock-based compensation and approximately $863,000 of general and administrative expenses.

●	Reported a GAAP net loss of approximately $5.5 million, or $(0.14) per basic and diluted share, compared with a net loss of approximately $1.5 million in the second quarter of 2025. The second-quarter 2026 net loss included approximately $3.3 million of depreciation and amortization, approximately $851,000 of stock-based compensation and approximately $1.3 million of net realized and unrealized losses on digital assets, partially offset by approximately $597,000 of net interest income.

●	Reported an Adjusted EBITDA loss of approximately $1.3 million, compared with an Adjusted EBITDA loss of approximately $1.7 million in the first quarter of 2026, representing a sequential improvement of approximately 22%.

●	Ended the quarter with approximately $51.9 million in cash and cash equivalents and approximately $6.0 million in digital assets, representing combined cash and digital assets of approximately $57.9 million.

Second Quarter 2026 Operating Highlights

●	Operated 3,085 Scrypt ASIC miners across four geographically diversified colocation facilities, all located in the United States.

●	Maintained approximately 43.2 TH/s of aggregate deployed hashrate at full uptime and approximately 12.5 MW of deployed power capacity.

●	Maintained a stable operating fleet during the quarter, with no material additions or removals and no changes to colocation arrangements or contracted power capacity.

●	Continued to support Litecoin, Dogecoin and other Scrypt-based blockchain networks through merged-mining architecture, allowing the Company’s compute assets to validate multiple blockchain networks without incremental energy consumption.

●	Continued to monetize hashrate primarily through marketplace channels in which settlement is typically denominated in Bitcoin.

About Datacentrex, Inc.

Datacentrex, Inc. is a diversified technology-driven enterprise operating a digital asset mining business and transitioning to potential high-growth sectors including digital-asset infrastructure, data-center operations and quantum-computing-adjacent technologies. Datacentrex, Inc. intends to pursue selective investments, partnerships, and acquisitions to drive innovation and value creation. For additional information, please refer to the Company’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

Visit Datacentrex’s investor relations website.

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA and Net Cash Burn, each of which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income (loss), adjusted for impacts of interest expense, income tax provision or benefit and depreciation and amortization, and non-cash stock-based compensation. The Company defines Net Cash Burn as net income (loss), adjusted for depreciation and amortization, non-cash stock-based compensation, income tax provision or benefit, and net realized and unrealized gains and losses on digital assets. Unlike Adjusted EBITDA, Net Cash Burn is not adjusted for interest, because management uses Net Cash Burn to assess the periodic cost of sustaining the business after the benefit of interest earned on the Company’s cash balances; that net interest amount is shown as a memorandum line in the reconciliation tables below and should not be added to Net Cash Burn a second time. Both gains and losses on digital assets are excluded from Net Cash Burn symmetrically, and the definitions are applied consistently across the periods presented. Because the Company’s mining revenue is settled in digital assets rather than in cash, Net Cash Burn reflects the combined change in cash and digital assets attributable to operations; it is not a measure of liquidity and is not a substitute for net cash used in operating activities, which was $4,991,617 for the six months ended June 30, 2026. Adjusted EBITDA and Net Cash Burn are not measures calculated in accordance with U.S. GAAP and should not be considered in isolation or as substitutes for net income (loss) or any other measure prepared in accordance with U.S. GAAP. Reconciliations of Adjusted EBITDA and Net Cash Burn to net loss, the most directly comparable U.S. GAAP measure, for the three and six month periods presented are provided in the financial tables included in this press release as net income (loss), adjusted for impacts of interest expense, income tax provision or benefit and depreciation and amortization, and non-cash stock-based compensation.

Forward-Looking Statements Disclaimer

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding Datacentrex’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, Datacentrex’s ability to successfully achieve its strategic initiatives, including its expectation that it will be able to secure additional miners; unexpected costs, charges or expenses resulting from the merger; potential adverse reactions or changes to business relationships resulting from the completion of the merger; risks related to the inability of Datacentrex to successfully operate as a combined business; risks associated with the possible failure to realize certain anticipated benefits of the merger, including with respect to future financial and operating results; competition in Datacentrex’s markets; risks associated with Datacentrex’s investment strategy, including digital asset market volatility, cybersecurity and custody of digital assets, potential changes in laws or accounting standards relating to digital assets and regulatory developments affecting digital assets; and volatility of Datacentrex’s stock price. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Investors and security holders are urged to read these documents free of charge on the SEC’s website at: http://www.sec.gov. The risks and uncertainties that Datacentrex has described are not the only ones Datacentrex faces. Additional risks and uncertainties not presently known to Datacentrex or that Datacentrex currently deems immaterial may also affect Datacentrex’s operations. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, it can give no assurances that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond Datacentrex’s control) and assumptions that could cause actual results to differ materially from historical experience. Actual results may differ materially from those in the forward-looking statements and the trading price for Datacentrex’s common stock may fluctuate significantly. Except as required by law, Datacentrex undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Company Contact

Datacentrex Investor Relations

ir@datacentrex.com

800-403-6150

DATACENTREX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2026 (Unaudited)	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$51,884,089	$38,919,486
Digital assets, at fair value	5,985,071	4,430,202
Other receivable	16,873	-
Prepaid expenses	577,510	468,817
Total current assets	58,463,543	43,818,505

Equipment, net	12,028,842	18,537,452
Capitalized software costs, net	138,127	264,193
Deposits for equipment	3,600,100	3,600,100
Other assets	621,660	621,660
Total assets	$74,852,272	$66,841,910

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$318,463	$594,658
Total current liabilities	318,463	594,658

Commitments and Contingencies (Note 7)
Stockholders’ equity:

Preferred stock - Series A, $0.001 par value, $45.00 stated value, 1,000,000 shares authorized; 163,767 and 158,420 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	163	158
Preferred stock - Series D, $0.001 par value, $4.34 stated value, 1,000,000 shares authorized; 13,914 and 16,240 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	14	16

Common stock, $0.001 par value, 250,000,000 shares authorized; 39,643,626 and 30,375,530 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	39,643	30,375
Treasury stock, at cost – 59,191 shares	(274,231)	(274,231)
Additional paid in capital	94,891,169	74,993,819
Accumulated deficit	(20,122,949)	(8,502,885)
Total stockholders’ equity	74,533,809	66,247,252

Total liabilities and stockholders’ equity	$74,852,272	$66,841,910

DATACENTREX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Revenues	$1,913,779	$1,928,587	$4,092,987	$2,088,212

Cost of revenue	1,708,524	998,062	3,374,852	1,074,032

Gross profit	205,255	930,525	718,135	1,014,180

Operating Expenses:
General and administrative expenses	863,281	193,099	1,950,490	394,970
Depreciation and amortization	3,287,326	2,162,531	6,574,585	2,352,011
Stock based compensation	850,858	-	2,006,924	-
Total Operating Expenses	5,001,465	2,355,630	10,531,999	2,746,981

Loss From Operations	(4,796,210)	(1,425,105)	(9,813,864)	(1,732,801)

Other Income (Expense):
Net realized and unrealized gains (losses), digital assets	(1,269,425)	72,381	(2,481,598)	71,482
Other income	-	-	6,467	-
Interest income (expense), net	597,278	(176,506)	668,931	(176,506)
Total Other Income (Expense)	(672,147)	(104,125)	(1,806,200)	(105,024)

Net Loss Before Income Taxes	(5,468,357)	(1,529,230)	(11,620,064)	(1,837,825)

Provision for Income Taxes (Benefit)	-	-	-	-

Net Loss	$(5,468,357)	$(1,529,230)	$(11,620,064)	$(1,837,825)

Net Loss Per Common Share:
Basic	$(0.14)	$-	$(0.32)	$-
Diluted	$(0.14)	$-	$(0.32)	-

Weighted Average Common Shares Outstanding:
Basic	39,201,327	-	36,232,290	-
Diluted	39,201,327	-	36,232,290	-

Reconciliation of Net Loss to Adjusted EBITDA and Net Cash Burn (Unaudited)

(in dollars)

	For the Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Net Loss	$(5,468,357)	$(6,151,707)	$(1,529,230)

Depreciation	3,287,326	3,287,259	2,162,531

Stock based compensation	850,858	1,156,066	-

Interest expense	-	-	176,506
Adjusted EBITDA	$(1,330,173)	$(1,708,382)	$809,807
Less: interest expense added back above	-	-	(176,506)
Net realized and unrealized (gains) losses on digital assets	1,269,425	1,212,173	(72,381)
Net Cash Burn (non-GAAP)	$(60,748)	$(496,209)	$560,920
Memo: interest income (expense), net, included above	597,278	71,653	(176,506)

Reconciliation of Net Loss to Adjusted EBITDA and Net Cash Burn – Six Months (Unaudited)

	For the Six Months Ended
	June 30, 2026	June 30, 2025
Net Loss	$(11,620,064)	$(1,837,825)
Depreciation	6,574,585	2,352,011
Stock based compensation	2,006,924	-
Interest expense	-	176,506
Adjusted EBITDA	$(3,038,555)	$690,692
Less: interest expense added back above	-	(176,506)
Net realized and unrealized (gains) losses on digital assets	2,481,598	(71,482)
Net Cash Burn (non-GAAP)	$(556,957)	$442,704
Memo: interest income (expense), net, included above	668,931	(176,506)

Adjusted EBITDA for the second quarter of 2026 includes $1,269,425 of net realized and unrealized losses on digital assets, which are reflected in the GAAP net loss and are not added back under the Company’s Adjusted EBITDA definition. Net Cash Burn excludes those amounts. Amounts for the three months ended March 31, 2026 represent the six months ended June 30, 2026 less the three months ended June 30, 2026, each as reported in the Company’s Quarterly Reports on Form 10-Q; both periods are presented in the tables above. Net Cash Burn is not adjusted for interest and therefore includes net interest income of $597,278 for the three months ended June 30, 2026, which is shown as a memorandum line above.

For the three months ended June 30, 2026 , the Company had $672,147 in other expense, net. This included net unrealized and realized loss on digital assets of $1,269,425 and interest income, net, of $597,278. For the three months ended June 30, 2025, the Company had $104,125 in other expense, net, consisting of net unrealized and realized gain on digital assets of $72,381 and interest expense, net of $176,506.